Cincinnati, Ohio 45209
                    _______________________


          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    To be held April 22, 1997


The Annual Meeting of the Shareholders of Cincinnati Milacron
Inc. (the "Company") will be held at the offices of the Company, 4701 Marburg Avenue, Cincinnati, Ohio 45209 on Tuesday, April 22,
1997, at 9:00 A.M., E.D.T., for the following purposes:

1. To elect five directors.

2. To consider and take action upon a proposed 1997 Long-Term
Incentive Plan.

3. To confirm the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year 1997.

4. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on February 28, 1997, as the record date for determining the shareholders entitled to notice of and to vote with respect to this solicitation.

The Annual Report of the Company for the year 1996, containing financial statements, is enclosed.

          PLEASE MARK, SIGN AND RETURN THE ENCLOSED
               PROXY IN THE ENVELOPE PROVIDED.

                              By order of the Board of Directors,



                              Wayne F. Taylor, Vice President,
                              General Counsel and Secretary


     The date of this Proxy Statement is March 21, 1997.

               Cincinnati Milacron Inc.
               4701 Marburg Avenue
               Cincinnati, Ohio 45209

               _______________________


                    PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 1997

The Proxy Statement is furnished to shareholders on or about March 21, 1997, in connection with the solicitation by the Board of Directors of Cincinnati Milacron Inc., a Delaware corporation (the "Company"), 4701 Marburg Avenue, Cincinnati, Ohio 45209 of proxies in the accompanying form to be used at the Annual Meeting of Shareholders to be held on April 22, 1997, and any adjournment thereof. The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A shareholder who has given a proxy may revoke it by voting in person at the meeting, by giving a written notice of revocation to the Secretary of the Company at the address indicated above or by giving a later dated proxy at any time before voting.

If a choice has been specified by a shareholder with respect to any matter by means of the ballot on the proxy, the shares represented by such proxy will be voted or withheld from voting accordingly. If no choice is so specified, the shares will be voted FOR the election of the nominees for Director set forth on the proxy, FOR approval of the 1997 Long-Term Incentive Plan, and FOR confirmation of Ernst & Young LLP as independent auditors of the Company for the fiscal year 1997.

It is important that your shares be represented at the meeting.
Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it promptly in the accompanying envelope in order that your shares may be voted at the meeting.

Shareholders of record of the Company's Common Stock, par value $1.00 per share ("Common Stock"), and of its 4% Cumulative Preferred Stock, par value $100 per share ("Preferred Stock"), at the close of business on February 28, 1997, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, there were outstanding 60,000 shares of Preferred Stock and 39,814,496 shares of Common Stock exclusive of 108,420 shares of Common Stock held in the treasury of the Company.

Each share of Preferred Stock is entitled to 24 votes. The Company's Amended Certificate of Incorporation, subject to certain exceptions, provides that each share of Common Stock entitles the holder thereof to ten votes on each matter to be considered at the meeting, except that no holder shall be entitled to exercise more than one vote on any such matter in respect of any share of Common Stock with respect to which there has been a change of beneficial ownership after February 1, 1994. Based on the information with respect to beneficial ownership possessed by the Company at the date of this Proxy Statement, the holders of more than half of the shares of Common Stock will be entitled to exercise ten votes per share at the meeting and the holders of the remainder of the outstanding shares of Common Stock will be entitled to one vote per share. The actual voting power of each holder of Common Stock will be based on information possessed by the Company at the time of the meeting.

Proxy cards, with text printed in black on white stock, are being furnished to individuals with this Proxy Statement to cover shares of Common Stock with respect to which the Company's records show beneficial ownership as of February 1, 1994, or thereafter. Each of these cards has at the upper center area of the signature side an indication of the total vote to which the respective individual holder is entitled.

Shares of Common Stock held of record in the names of banks, brokers, nominees and certain other entities are covered by Proxy cards on white stock with a blue stripe. A shareholder who has been a continuous beneficial owner since February 1, 1994, is entitled to ten votes for each share of Common Stock PROVIDED the certification form on the Proxy card with the blue stripe is completed. If this certification is not completed, a change of beneficial ownership will, for purposes of this Annual Meeting, be deemed to have occurred after February 1, 1994, with respect to all the shares of Common Stock covered thereby, so that the holder will be entitled to only one vote per share for all such shares.

For purposes of exercising the pass through voting rights for participants in the Company's employee benefit plans, each participant having shares of Common Stock credited to his or her account will receive a voting direction card on white stock with a pink stripe to be returned to the Trustee of those benefit plans with voting instructions.

The holders of shares of Common Stock and Preferred Stock entitling them to exercise a majority of the total voting power of the Company's stock, present in person or by proxy, at the Annual Meeting shall constitute a quorum.

Proxy Solicitation
The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company in person, by telephone or fax. No additional compensation to such persons will be paid for such solicitation.

Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the Common Stock and Preferred Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies for a fee estimated at $15,000, plus reasonable out-of-pocket expenses.

                    ELECTION OF DIRECTORS

The shares of the Preferred Stock and the shares of the Common Stock vote together as a single class for the election of Directors. The candidates receiving the greatest number of votes up to the number of directors to be elected will be elected. Votes withheld on directors as well as broker non-votes will be counted toward the establishment of quorum, but will have no effect on the election of directors.

Under the Company's By-Laws, the Board of Directors is to consist of a number fixed by the Board, and is not to be less than nine nor more than fifteen members. Currently, the number of Board members is set at ten, divided among three classes.

The persons named as proxies on the enclosed Proxy card (the "Proxy Committee") intend to vote (unless authority to do so is withheld) for the re-election for a three-year term of three
Directors: Darryl F. Allen, James E. Perrella and Harry C. Stonecipher; and a two year term for two Directors: Barbara Hackman Franklin and Joseph A. Pichler. The five nominees have consented to being named as such and to serve if elected.

In the unexpected event that, prior to the election, any one or more of the nominees shall be unable to serve, the Proxy Committee will vote for the election of such substitute nominees, and for such term or terms as the Board of Directors may propose, and in no event may proxies be voted for more than five Directors.
The following information is furnished with respect to each nominee for election as a Director and for each other person whose terms of office as a Director will continue after the meeting:
________________________________________________________________
DARRYL F. ALLEN          Member:  Audit Committee
Director since 1993      Term expires 1997, nominee for
                         three-year term
Age 53

Mr. Allen is, and has been for more than the past five years, Chairman, President and Chief Executive Officer of TRINOVA Corporation, Maumee, Ohio, a world-wide manufacturer and distributor of engineered components and systems for markets which include industrial, automotive, aerospace and defense. Director of TRINOVA Corporation.
________________________________________________________________
NEIL A. ARMSTRONG        Member:  Executive Committee
Director since 1980               Audit Committee
Age 66                   Term expires 1999

Mr. Armstrong is, and has been for more than the past five years, Chairman of AIL Systems, Inc. (a division of Eaton Corporation), manufacturer of electronic countermeasure systems. Director of The CINergy Co., Eaton Corporation, USX Corporation, Thiokol Corp. and RMI Titanium Co.
________________________________________________________________
BARBARA HACKMAN FRANKLIN Member:  Audit Committee
Director since 1996               Nominating and Corporate
Age 56                            Governance Committee
                         Term expires 1997, nominee for two-year
                         term

Ms. Franklin is President and CEO of Barbara Franklin Enterprises, an international consulting and investment firm, and has served in that capacity since January, 1995. Prior thereto, she was an independent director, consultant and lecturer (1993-1995), and in 1992 she served as the 29th U.S. Secretary of Commerce. Director of Aetna, Inc., The DOW Chemical Company, AMP Inc. and MedImmune, Inc.
________________________________________________________________
HARRY A. HAMMERLY        Member:  Audit Committee
Director since 1992               Nominating and Corporate
Age 63                            Governance Committee
                         Term expires 1998

Mr. Hammerly had served for more than five years, until his retirement in 1995, as Executive Vice President of 3M Company, St. Paul, Minnesota, a world-wide manufacturer serving industrial, commercial, health care and consumer markets. Director of Apogee Enterprises, Inc., BMC Industries, Inc., Brown & Sharp Manufacturing Company and The Geon Company.
________________________________________________________________
DANIEL J. MEYER          Member:  Executive Committee
Director since 1985      Term expires 1998
Age 60

Mr. Meyer is, and has been for more than the past five years, Chairman and Chief Executive Officer of the Company. Director of Star Banc Corp., The E.W. Scripps Company and Hubbell Incorporated.
_________________________________________________________________
JAMES E. PERRELLA        Member:  Personnel and Compensation
                                  Committee
Director since 1993               Nominating and Corporate
Age 61                            Governance Committee
                         Term expires 1997, nominee for
                         three-year term

Mr. Perrella is Chairman, President and Chief Executive Officer of Ingersoll-Rand Company, Woodcliff Lake, New Jersey, a world-wide manufacturer of machinery and equipment for automotive, construction, energy and general industries, and has served in that capacity since November 1993. He was President of Ingersoll-Rand Company from 1992 to 1993, and Executive Vice President from 1982 to 1992. Director of Becton Dickinson and Company and Ingersoll-Rand Company.
_________________________________________________________________
JOSEPH A. PICHLER        Member:  Personnel and Compensation
                                  Committee
Director since 1996      Term expires 1997, nominee for two-year
Age 57                   term

Mr. Pichler is, and has been for more than the past five years, Chairman of the Board and Chief Executive Officer of The Kroger Co., a food retailer and manufacturer. Director of The B. F. Goodrich Company and The Kroger Co.
_________________________________________________________________
RAYMOND E. ROSS          Term expires 1999
Director since 1991
Age 60

Mr. Ross is, and has been for more than the past five years,
President and Chief Operating Officer of the Company.
_________________________________________________________________
DR. JOSEPH A. STEGER     Member:  Executive Committee
Director since 1985               Nominating and Corporate
Age 60                            Governance Committee
                                  Personnel and Compensation
                                  Committee
                         Term expires 1998

Dr. Steger is, and has been for more than the past five years,
President, University of Cincinnati.  Director of Crucible
Materials, Inc. and Provident Bancorp, Inc.
_________________________________________________________________
HARRY C. STONECIPHER     Member:  Personnel and Compensation
Director since 1991               Committee
Age 60                   Term expires 1997, nominee for
                         three-year term

Mr. Stonecipher is President and Chief Executive Officer of McDonnell Douglas Corporation, a producer of military and commercial jet aircraft and helicopters as well as missiles, space launch vehicles, and electronic systems, and has served in that capacity since September, 1994. He was Chairman, President and Chief Executive Officer of Sundstrand Corporation, Rockford, Illinois, from 1991 to 1994. Director of McDonnell Douglas Corporation, Computer Management Sciences Inc. and Sentry Insurance Co.

          BOARD OF DIRECTORS AND BOARD COMMITTEES

Compensation and Benefits
The Company compensates Directors, other than Directors who are also employees of the Company, by payment of an annual retainer of $25,000 and a fee of $1,500 for each Board and committee meeting attended and a fee of $1,000 for participation in each telephone meeting. Chairpersons of the Audit Committee, Nominating and Corporate Governance Committee and Personnel and Compensation Committee also receive an annual retainer of $2,000. Directors may defer for future payment all or a specified portion of their compensation, and such deferred compensation earns interest at certain rates established from time to time by the Internal Revenue Service, or such compensation may be deferred to a Company stock account. In addition, the Directors may elect to be covered by $100,000 of group term life insurance.

Awards of restricted shares and stock options to Directors are provided for in the 1994 Long-Term Incentive Plan and the proposed 1997 Long-Term Incentive Plan. Messrs. Allen, Armstrong, Hammerly, Perrella, Steger and Stonecipher each received a stock option grant of 1,000 shares, and Ms. Franklin and Mr. Pichler each received a grant of 500 shares of restricted stock under the 1994 Plan in fiscal year 1996.

In 1989, the Board of Directors approved the Retirement Plan for Non-Employee Directors ("Director's Retirement Plan") which provides benefits for those non-employee Directors who have vested in the Director's Retirement Plan by serving on the Board for six years or more. Non-employee Directors must resign at the Board Meeting next following his or her seventieth birthday. Benefits are for life and are paid monthly beginning on the month following the Director's seventieth birthday. An eligible Director with ten or more years of vested service shall receive an annual retirement benefit equal to one hundred percent of the Director's base retainer as of the last day of service.
Directors having less than ten years vested service receive a reduced benefit. Directors whose benefits have vested shall receive a minimum of thirty-six monthly payments, such payment to be made to the Director's estate in the event of death prior to receiving the thirty-six payments. In the event of a change of control of the Company, all vested benefits will be paid to the Directors in one lump-sum payment calculated on a present-value basis. A change of control includes the acquisition by a person of 20% or more of the voting power of the Company, the sale of substantially all of the assets of the Company, or liquidation or dissolution of the Company, or shareholder approval of certain mergers or consolidations with other corporations.

Meetings and Committees
The Board of Directors held nine meetings in fiscal year 1996. Average attendance by Directors at the aggregate of the Board and committee meetings was 98%. No Director attended fewer than 90% of the aggregate of the meetings of the Board and the committees on which they served.

The Board of Directors has established four committees with specific responsibilities. The Executive Committee is composed of four members, three non-employee Directors and one employee Director. The Committee meets only on call and may exercise, in the intervals between meetings of the Board, powers of the Board in the management of the business and affairs of the Company. The Committee held one meeting in fiscal year 1996.

The Audit Committee is composed of four non-employee Directors. The Committee recommends to the Board of Directors the appointment of the independent auditors and meets with members of management, the independent auditors and the internal auditors, both together and privately, to review the annual financial statements, audit coverage and results, the adequacy of internal accounting controls and the quality of financial reporting. The Committee also oversees the Company's compliance with its policies regarding boycotts and questionable payments and practices. The Committee held two meetings in fiscal year 1996.

The Personnel and Compensation Committee is composed of four non-employee Directors. The Committee recommends to the Board of Directors the compensation of the Chairman and the President, reviews the compensation of all corporate officers, reviews management manpower planning and development programs and administers management incentive programs. The Committee held three meetings in fiscal year 1996.

The Nominating and Corporate Governance Committee is composed of four non-employee Directors. The Committee recommends to the Board of Directors the names of possible nominees for election to the Board. The Committee will consider any recommendation by shareholders of possible Director nominees submitted in writing to the Committee in care of the Secretary of the Company no later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting of Shareholders was mailed. Biographical data and the proposed nominee's written consent to be named as a nominee must be included. The Committee also recommends the standing and special committees, considers matters relating to corporate governance, provides the Board with materials on matters of Board behavior (i.e., ethics and policies of public concern) and evaluates the performance and effectiveness of the Board as a whole. The Committee held three meetings in fiscal year 1996.

Shareholder Meetings: Conducting Business and Notice
At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any shareholder who is entitled to vote with respect thereto and who has given timely notice thereof in writing to the Secretary of the Company not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed. Notice requirements for shareholder proposals at the 1998 Annual Meeting are provided for on page 16.

          PRINCIPAL HOLDERS OF VOTING SECURITIES
The following table gives information concerning the beneficial owners of more than five percent of the Company's outstanding shares of Common Stock and Preferred Stock as of February 28,
1997:

                         Common Stock

          Beneficial Owner         Shares         Percent of
                                                  Outstanding

FMR Corporation                    3,463,812      8.68
  82 Devonshire Street
  Boston, MA 02109



                         Preferred Stock


          Beneficial Owner              Shares       Percent of
                                                     Outstanding

State Street Bank and Trust Company     11,126       18.54
  P.O. Box 351
  Boston, MA 02101
  Trustee - Cincinnati Milacron
            Employee Benefit Plans

Chase Manhattan Bank, N.A.              6,962        l1.60
  1 Chase Manhattan Plaza
  New York, NY 10081

PNC Bank, National Association          5,791         9.65
  51 Mercedes Way
  Edgewood, NY 11717

Bank of New York                        4,403         7.34
  One Wall Street
  New York, NY 10286

McDonald & Company Securities, Inc.     3,973         6.62
  2100 Society Building
  Cleveland, OH  44114

Cincinnati Milacron Foundation          3,913         6.52
  Cincinnati, OH 45209 -
  (D.F. Allen, N.A. Armstrong,
  R.E. Ross and D.J. Meyer, Trustees)

James A.D. Geier                        3,049(1)      5.08
  529 Dragon Way - Suite 11A
  Cincinnati, OH  45227


Unless otherwise noted, the above-named individuals or entities have sole voting and investment power.
(1) Mr. Geier' beneficial ownership includes 2,821 preferred shares held in estates and trusts for the benefit of others with respect to which Mr. Geier is a fiduciary or has shared voting power, and with respect to which voting power may be delegated to the trustee.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

Set forth in the following table is the beneficial ownership of Common Stock and Preferred Stock as of February 28, 1997 for each of the Directors and of the Officers named in the Summary Compensation Table. No Director or Officer owns more than one percent of the class shown, except as set forth in the footnotes below.

Name                     Common Shares(1)    Preferred Shares
Darryl F. Allen(2)            8,907                    0
Neil A. Armstrong             6,050                    0
Barbara Hackman Franklin      3,000                    0
Harry A. Hammerly(2)         10,374                    0
Daniel J. Meyer(3)          688,879                  380
James E. Perrella(2)         10,313                    0
Joseph A. Pichler             3,300                    0
Raymond E. Ross             411,199                    0
Joseph A. Steger              5,630                    0
Harry C. Stonecipher          9,500                    0
Ronald D. Brown             141,977                    0
Harold J. Faig              187,088                    0
Alan L. Shaffer             178,475                    0
All Officers and
 Directors As a Group(4)  2,510,234                  380

(1) The amounts shown include (a) the following shares that may be acquired within 60 days pursuant to outstanding option grants:
Mr. Meyer, 523,876 shares, Mr. Ross, 347,532 shares, Mr. Brown, 111,880 shares, Mr. Faig, 151,830 shares, Mr. Shaffer, 133,360 shares, 5,000 shares each for Messrs. Allen, Armstrong, Hammerly, Perrella, Steger and Stonecipher, 2,000 shares each for Ms. Franklin and Mr. Pichler and 1,898,686 shares for all Directors and Officers as a group; (b) shares allocated to participant accounts under the Company's Performance Dividend and Savings Plan as of December 31, 1996, according to information furnished by the Plan Trustee; (c) shares with shared voting or investment power, and those held by certain members of the individuals' families as to which beneficial ownership is disclaimed, and (d) credits of stock units under the Company's deferred compensation plan as follows: Mr. Meyer, 18,037 units, Mr. Ross, 11,912 units, Mr. Brown, 6,335 units, Mr. Faig, 7,525 units, and Mr. Shaffer, 7,707 units.

(2) The amounts shown include credits of stock units under the Company's deferred compensation plan for non-employee Directors as follows: Mr. Allen, 3,407 units, Mr. Hammerly, 3,771 units and
Mr. Perrella, 1,813 units.

(3) Mr. Meyer's beneficial ownership is 1.73% of the common shares outstanding.

(4) Directors' and Officers' beneficial ownership as a group is 6.29% of the common shares (22 persons) and .63% of the preferred shares (1 person) outstanding.

CERTAIN TRANSACTIONS
During fiscal 1996, the Company had outstanding loans to executive officers under the Company's Employee Stock Loan Program for the purpose of exercising stock options and purchasing stock, and paying related withholding taxes due as a result of such purchases or the lapse of restrictions on restricted stock, all under the Company's long-term incentive programs as follows: (1) four loans to D. J. Meyer, Chairman and Chief Executive Officer summarized as follows: the largest aggregate amounts of indebtedness outstanding at any time during said period were $66,357, $48,210, $107,487 and $71,073, respectively, the current principal balances of such loans at the end of such period were $61,287, $45,508, $102,259 and $65,678, respectively, and the loans carry interest rates of 7.91%, 6%, 6.41% and 7.78%, respectively; (2) two loans to Mr. R. E. Ross, President and Chief Operating Officer summarized as follows: the largest aggregate amounts of indebtedness outstanding at any time during said period were $41,442 and $56,081, respectively, the current principal balances of such loans at the end of such period were $38,296 and $53,292, respectively, and the loans carry interest rates of 7.78% and 5.98%, respectively; and (3) two loans to Mr. A. L. Shaffer, Group Vice President, Industrial Products summarized as follows: the largest aggregate amounts of indebtedness outstanding at any time during said period were $47,239 and $70,090, respectively, the current principal balances of such loans at the end of such period were $43,653 and $64,931, respectively, and the loans carry interest rates of 7.78% and 6.45%, respectively.

Stock Loan Programs
The Employee Stock Loan Program, approved by the Board of Directors of the Company, is applicable to key employees who have received stock options or grants of restricted stock pursuant to the Company's Long-Term Incentive Plans. This loan program provides loans to employees up to the amount due in cash for the exercise price of the stock options, and/or any required withholding taxes as a result of exercising such options or the lapse of restrictions on restricted stock awards. These loans are to be repaid on terms of regular payments of not more than 10 years unless the related stock is divested by the employee prior to said time, in which case all amounts owing become payable. The interest rates for these loans are established from time to time by the Personnel and Compensation Committee in compliance with Internal Revenue Service guidelines. The interest rate is the applicable Federal rate in effect under Section 1274 (d) of the Internal Revenue Code of 1986, as amended, as of the day in which the loan is made. As of February 28, 1997, the interest rate was 6.67% per annum.

Annual Retirement Benefits
The calculation of estimated annual retirement benefits under the Company's regular retirement plan (the "Retirement Plan"), is based upon years of service and average earnings for the highest five consecutive years of service. Earnings include all cash compensation, including amounts received or accrued under the Short-Term Management Incentive Program, but exclude benefits or payments received under Long-Term Incentive Plans or any other employee benefit plan. The Retirement Plan is non-contributory and limits the individual annual benefit to the maximum level permitted under existing law. The credited years of service under the Retirement Plan for the executive officers named in the Summary Compensation Table set forth below are: 27 for Mr. Meyer, 28 for Mr. Ross, 16 for Mr. Brown, 30 for Mr. Faig and 24 for Mr. Shaffer. Directors who are not officers or employees of the Company are not eligible to participate in the Retirement Plan, but are eligible to participate in the Director's Retirement Plan described above.

The table below shows examples of pension benefits which are computed on a straight life annuity basis before deduction of the offset provided by the Retirement Plan, which depends on length of service and is up to one-half of the primary Social Security benefit:


Highest Consecutive                       Estimated Annual Pension for
Five-Year                                 Representative Years of Credited Service
Average Compensation     10       15        20         25        30    35 or More

$  100,000           $ 15,000 $  22,500 $  30,000  $  37,500 $  45,000  $  52,500
   250,000             37,500    56,250    75,000     93,750   112,500    131,250*
   500,000             75,000   112,500   150,000*   187,500*  225,000*   262,500*
   750,000            112,500   168,750*  225,000*   281,250*  337,500*   393,750*
 1,000,000            150,000*  225,000*  300,000*   375,000*  450,000*   525,000*
 1,250,000            187,500*  281,250*  375,000*   468,750*  562,500*   656,250*
 1,500,000            225,000*  337,500*  450,000*   562,500*  675,000*   787,500*






*Under existing law, payments of annual benefits in excess of $125,000 may not be made by the Retirement Plan, but may be paid directly by the Company as described in the following paragraph.

In an effort to attract and retain experienced executives, the Board of Directors approved a program wherein certain officers are guaranteed annual pensions of not less than 52.5% and not more than 64.5% of their highest average pay in a consecutive five-year period (subject to deduction of one-half of the primary Social Security benefit and benefits, if any, from prior employers). Other officers are entitled upon retirement to a pension benefit of not less than that to which they normally would be entitled under the Retirement Plan if there were no cap under existing law and not more than 60% of their highest average pay in a consecutive three-year period. In both cases, such pensions include an amount payable under the Retirement Plan and are not subject to the maximum limitation imposed on qualified plans such as the Retirement Plan.

               PERSONNEL AND COMPENSATION COMMITTEE
               REPORT ON EXECUTIVE COMPENSATION

To Our Shareholders
The Company's Personnel and Compensation Committee of the Board of Directors (the "Committee") annually reviews and recommends to the full Board compensation levels for the officers of the Company. The Committee consists entirely of Board members who are not employees of the Company.

The Committee's primary objective in establishing compensation opportunities for the Company's officers is to support the Company's goal of maximizing the value of shareholders' interest in the Company. To achieve this objective, the Committee believes it is critical to:

     - Hire, develop, reward and retain the most competent executives, and to provide compensation opportunities for executives which are competitive in the marketplace, which includes companies in the Performance Graph on page 13 for the S&P 500 and the S&P Machinery Diversified Indexes.

     - Encourage decision-making that enhances shareholder value.
The Committee believes that this objective is promoted by providing short-term and long-term incentive opportunities that are tied to performance measures which are payable in cash and/or shares of Company stock.

     - Provide incentive opportunities which link corporate performance and executive pay. The Committee believes in paying executives competitive levels of incentive compensation when annual results add economic value (EVA) to the Company and corporate financial performance expectations are met.

     - Promote a close identity of interests between management and the Company's shareholders by rewarding positive results through the payment of Company stock when appropriate.

The Committee reviews the compensation for all corporate officers, including the individuals whose compensation is detailed in the proxy statement. This review is designed to ensure consistency throughout the compensation process. The Committee makes all decisions pertaining to the determination of the Company's executive compensation plans which promote the objectives detailed above. The Committee believes that the Company's current compensation programs support the Company's business mission and contribute to the Company's financial success. The Committee considers the entire pay package when establishing each component of pay.

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million per year paid or accrued for each of its chief executive officer and four other most highly compensated executive officers. Certain "performance based" compensation is not subject to the limitation of deductibility provided that certain stockholder approval and independent director requirements are met. The Committee takes into account Section 162(m) of the Internal Revenue Code while reviewing its policies with respect to the qualifying compensation paid to its executive officers.

                    COMPONENTS OF COMPENSATION

Base Salary
The Committee annually reviews each officer's base salary. The factors which influence Committee determinations regarding base salary include: job performance, level of responsibilities, breadth of knowledge, prior experience, comparable levels of pay among executives at regional and national market competitors, which includes selected companies in the Performance Graph on Page 13 for the S&P 500 and the S&P Machinery Diversified Indexes, and internal pay equity considerations. Base pay data is compared with survey information compiled by independent compensation consulting firms. Increases to salary levels are driven by individual performance. Base salaries are targeted at the market average, after adjusting for company size.

Annual Incentive Compensation
The Company's officers, including the CEO, are eligible for an annual cash bonus under its Short-Term Management Incentive Plan. The corporate and business unit performance measures for bonus payments are based on Economic Value Added (EVA) whereby return on capital must exceed the cost of capital, thereby enhancing shareholder value at the corporate and/or business unit levels. The Committee, where appropriate and when EVA is achieved, also considers in its decision to award any annual cash bonus, the accomplishment of financial objectives as well as non-financial performance.

The Short-Term Management Incentive Plan provides a balance between the short-term financial goals and long-term objectives of the Company. A corporate EVA bonus was paid for 1996 and each of the officers named in the Summary Compensation Table received bonuses. In addition, certain business units also earned their EVA and officers specifically responsible for these operations received bonuses.

Annual incentive compensation is targeted to the median of the companies surveyed.

Long-Term Incentive Compensation
The 1994 Long-Term Incentive Plan was approved by the shareholders and provides for a performance award of 25% of base salary if 50% of the maximum corporate EVA is achieved under the Short-Term Incentive Plan. In 1996, EVA exceeded the 50% threshold and payments under the plan were made. If a participant elects to defer the performance award into a Company Stock account, payable upon retirement or termination, an equal number of shares of restricted stock, with restrictions which lapse in three years, will be set aside. Each of the officers named in the Summary Compensation Table elected to defer his performance award.

Under the 1994 Long-Term Incentive Plan, stock options were granted to the Company's key employees including its officers. Current stock holdings of the officers are not considered when stock options are granted. Stock options granted are designed to align the interests of executives with those of the shareholders. Based upon a review by independent consultants, stock options were granted at the medium range of the peer group with an exercise price equal to the market price of the Common Stock on the date of grant and vest over five years. This approach was designed to focus executives on the creation of shareholder value over the long term since the full breadth of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

CEO Compensation
The compensation of the CEO reflects the same elements as those used in determining the compensation of other corporate officers. The Committee also considers the leadership and effectiveness of the CEO in offering direction and strategic planning for the Company and in dealing with major corporate problems and opportunities. The CEO's base salary in 1996 was increased in conjunction with the synergistic integration of recent acquisitions into the Company's growth and earnings from the plastics machinery and industrial products businesses, the positioning of the Company's machine tool business for growth and profitability and the overall improvement of the Company's profitability and prospects for continued growth.

In accordance with the respective terms of the Short-Term
Incentive Plan, a bonus of $631,800 was paid for 1996. A payment of $151,874 was made under the 1994 Long-Term Incentive Plan since corporate EVA exceeded the 50% threshold. Mr. Meyer elected to defer his Performance Award into a Common Stock account and received a like number of shares of Restricted Stock.

Mr. Meyer received stock options for 60,000 Shares under the 1994
Long-Term Incentive Plan, the grant of which was made on the basis of market practice as determined by independent consultants, as described above.

                    The Personnel and Compensation Committee

                    James E. Perrella

                    Joseph A. Pichler

                    Joseph A. Steger

                    Harry C. Stonecipher

                              Summary Compensation Table
                                    Annual Compensation(1)       Long Term Compensation
                                                             Other          Awards         Payouts
                                                            Annual Restricted  Stock    LTIP    All Other
Name       Principal Position      Year  Salary    Bonus    Comp.Stock      Options  Payouts   Comp.
___________________________________________________________________________________________________________
D.J. Meyer  Chief Executive Officer 1996   $615,000 $631,800 -  $157,077(2) 60,000   $0    $151,874(3)
            Chief Executive Officer 1995    565,117  582,500 -   143,685    60,000    0     140,030
            Chief Executive Officer 1994    511,404  533,000 -   121,603    60,000    0     125,656

R.E. Ross   Chief Operating Officer
             and President          1996   $420,000 $260,000 -  $103,439(2) 40,000   $0    $100,013(3)
            Chief Operating Officer
             and President          1995   $369,042 $220,000 -    93,884    40,000    0     91,492
            Chief Operating Officer
             and President          1994    354,072  201,000 -    81,440    40,000    0     84,155

A.L. Shaffer
            Group Vice President    1996   $264,600 $169,871 -   $67,588(2) 25,000   $0    $65,349(3)
            Group Vice President    1995    242,670  156,163 -    61,645    25,000    0     60,063
            Group Vice President    1994    216,600  124,680 -    51,318    20,000    0     53,029

H. J. Faig  Group Vice President    1996   $264,600 $146,089 -   $67,588(2) 25,000   $0    $65,349(3)
            Group Vice President    1995    241,336  154,430 -    60,950    25,000    0     59,397
            Group Vice President    1994    200,592  126,600 -    47,972    20,000    0     49,571

R.D. Brown  Vice President-Finance  1996   $226,800 $145,600 -   $57,939(2) 25,000   $0    $56,020(3)
            Vice President-Finance  1995    193,844  124,471 -    49,131    25,000    0     47,874
            Vice President-Finance  1994    169,653  101,760 -    41,278    20,000    0     42,654

____________________________________________________________________________________________________________

(1) Includes amounts earned in fiscal year.

(2) On February 7, 1997, the Committee made awards of restricted stock, pursuant to the 1994 Long-Term Incentive Plan, for the 1996 fiscal year. Mr. Meyer was awarded 6,756 shares; Mr. Ross was awarded 4,449 shares; Mr. Shaffer was awarded 2,907 shares; Mr. Faig was awarded 2,907 shares; and Mr. Brown was awarded 2,492 shares. The value of these shares is based on a Fair Market Value of $23.25 (FMV on the date of the grant).

(3) Represents aggregate market value of shares of Common Stock of the Company awarded as a result of the achievement of the performance goals specified in the Company's 1994 Long-Term Incentive Plan. The shares are deferred until the earlier of the officers' retirement or termination from the Company. Mr Meyer received 6,756 deferred shares; Mr Ross received 4,449 deferred shares; Mr. Shaffer received 2,907 deferred shares; Mr. Faig received 2,907 deferred shares; and Mr. Brown received 2,492 deferred shares. Aggregate market value is based on a Fair Market Value of $22.48 (two-month average following year-end).

Note: The total number of restricted shares held by the listed officers and the aggregate market value at December 27, 1996 are as follows: Mr. Meyer held 11,030 shares valued at $242,660; Mr. Ross held 7,296 shares valued at $160,512; Mr. Shaffer held 4,694 shares valued at $103,268; Mr. Faig held 4,517 shares valued at $99,374; and Mr. Brown held 3,758 shares valued at $82,676. Dividends are paid on the restricted shares at the same time and the same rate as dividends paid to the shareholders on unrestricted shares. Aggregate market value is based on a Fair Market Value of $22.00 at December 27, 1996.

               Option Grants in Last Fiscal Year Table
                    Black-Scholes Option Pricing Model

                                    % of Total
                                    Options                                   Grant Date
                 Options            Granted to         Exercise    Expiration Present
Name            Granted(1)          Employees(2)       Price(3)       Date    Value(4)

_____________   _________________   _________________ ___________   __________ _________

D.J.Meyer       60,000              9.74%              $25.75        2/14/06   $765,000
R.E.Ross        40,000              6.49                25.75        2/14/06    510,000
A.L.Shaffer     25,000              4.06                25.75        2/14/06    318,750
H.J.Faig        25,000              4.06                25.75        2/14/06    318,750
R.D.Brown       25,000              4.06                25.75        2/14/06    318,750
_________________________________________________________________________________________

(1) Up to 25% of each stock option grant may be exercised two years following the date of grant and an additional 25% may be exercised in each subsequent year. The purchase price per share of common stock covered by an option is 100% of the fair market value on the grant date. Options expire 10 years after date of grant. In the event of a "change in control" of the Company, all outstanding stock options become immediately exercisable in full, all restricted stock becomes unrestricted and all outstanding performance unit awards become immediately payable in full.
(2) Based on 616,000 options granted to all employees (626,800 less 10,800 options cancelled related to the 1996 grant).
(3) Fair market value on the date of grant.
(4) Black-Scholes Assumption Disclosure:
The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options include the following:
- An exercise price on the option of $25.75, equal to the fair market value of the underlying stock on the date of grant;
- An option term of 10 years;
- An interest rate of 5.81% that represents the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term;
- Volatility of 37.781% calculated using daily stock prices for the one-year period prior to the grant date;
- Dividends at the rate of $0.36 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant;
The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

                    Aggregated Option Exercises in Last Year
                     and Fiscal Year-End Option Values Table


                                                 Number of Securities            Value(1) of
              Number of                          Underlying Unexercised Option      Unexercised,In-the-Money
        Shares Acquired       Value             at Fiscal Year-End          Options Held at Fiscal Year-End
Name     on Exercise        Realized      Exercisable      Unexercisable     Exercisable      Unexercisable
___________________________________________________________________________________________________________

D.J.Meyer   5,500         $   29,472   298,876           165,000         $1,943,994      $78,750
R.E.Ross    2,528             17,443   197,532           110,000          1,571,551       52,500
A.L.Shaffer     0                  0    45,360            65,000            167,013       32,813
H.J.Faig    1,340             10,418    63,830            65,000            426,291       32,813
R.D.Brown       0                  0    27,080            65,000            141,400       32,813
__________________________________________________________________________________________________________

(1) Based on a fair market value of company stock on December 27,1996, of $22.00.

                    PERFORMANCE GRAPH
     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(*)
CINCINNATI MILACRON INC., S&P 500 AND S&P MACHINERY INDEX

(DIVERSIFIED)



                    (Graph)


                         12/91    12/92    12/93    12/94   12/95    12/96

Cincinnati Milacron       100      143.68   194.64   212.27  239.07  202.44
S&P 500                   100      107.61   118.41   120.01  164.95  202.73
S&P Machinery             100      102.04   151.07   147.08  181.47  226.06
Index (Diversified)

(*) Total return assumes reinvestment of dividends on a quarterly basis and market returns are adjusted for spin-offs and other special dividends for both the registrant and the peer group companies.


                     PROPOSAL TO APPROVE THE
                    1997 LONG-TERM INCENTIVE PLAN

The Board of Directors and the Personnel and Compensation Committee (the "Committee") have continued to review the Company's compensation programs and have concluded that it is desirable for the shareholders to adopt the 1997 Long-Term Incentive Plan (the "Plan"). The shareholders approved long-term incentive plans in 1979, 1982, 1984, 1987, 1991 and 1994. The
Board of Directors believes that these programs have proven beneficial to the Company and have advanced its interests in attracting and retaining outstanding management personnel and motivating key employees. For the Plan to be effective, it must be approved by a majority of the shareholders present, either in person or by proxy, and entitled to vote.

The essentials of the Plan are outlined below. The full text of the Plan appears as Exhibit A to this proxy statement, and the following outline is qualified in its entirety by reference to such text.

Awards

Recipients of awards are approved by the Committee and are limited to key employees of the Company or its subsidiaries who are in a position to make a major contribution to the long-term success of the Company. Non-Employee Directors may receive up to 2,000 shares of restricted stock every three years and will receive 2,000 non-qualified stock options each year that the Plan is in place. The forms of award that may be granted under the Plan are as follows:

(a) Non-Qualified Stock Options ("NQSO's"). These options are the same as the stock options granted under the 1994 plan. NQSO's expire ten years after the date of grant. The purchase price per share of common stock covered by NQSO's will not be less than 100% of fair market value on the date of grant. The purchase price of common stock covered by a stock option is payable in cash, by tendering shares of common stock already owned by the employee or non-employee director, through financing provided by the Company under its Key Employee Stock Option Loan Program or otherwise or any combination of the foregoing. The maximum number of shares subject to an option (including incentive stock options) that may be granted to a participant in one year is 100,000.
(b) Incentive Stock Options ("ISO's"). These options are the same as the ISO's granted under the 1994 Plan. An employee may receive a stock option in the form of an ISO up to the maximum fair market value at date of grant as established by the Internal Revenue Code of 1986, as amended (the "Code") (which is currently $100,000 first becoming exercisable in a calendar year). ISO's expire within ten years after the date of grant. The purchase price per share of common stock covered by ISO's is 100% of the fair market value of a share of common stock on the date ISO's are granted. The methods of purchase are the same as with NQSO's.

(c) Restricted Stock Awards. These Awards are the same as the Restricted Stock Awards granted under the 1994 Plan. These are awards of common stock granted to a participant without the payment of any cash consideration by the participant, but which are held by the Company and subject to a 3-year restriction against selling, encumbering or disposing of the shares. Except in the case of death, retirement or disability of a participant or an exception made by the Committee, restricted stock awards are subject to forfeiture if the participant ceases to be in the employ of the Company or its subsidiaries or ceases to be a non-employee director of the Company during a specified period of time.

(d) Performance Share Grants. Performance share grants will be grants of restricted stock and the contingent right to receive cash. The lapsing of restrictions on the restricted stock and the payment of cash, if any, will be contingent upon the appreciation of earnings per share during each performance period. Threshold, target and maximum attainment levels for earnings per share growth will be established for each performance period. If the threshold, target or maximum growth in earnings per share is achieved at the end of the performance period, the participant receives the value of the original performance share grant times a predetermined multiple. Below are the threshold, target and maximum levels of attainment and their corresponding multiples for the initial performance period.

Earnings Per Share Growth               Attainment
(Compounded Annually)                      Level        Multiple
     Less than 12%                                      0
     At least 12%, but less than 15%      Threshold     100%
     At least 15%, but less than 18%      Target        150%
     Equal to or greater than 18%         Maximum       200%
Payment for attaining the threshold level will be the lapse of restrictions on the restricted stock. Payment for amounts earned in excess of the threshold level will be in cash. Participants who complete at least one full year of a performance period but cease employment upon death, retirement or disability prior to the end of a performance period will receive a prorated payment for the amount of time they remain an employee. The maximum number of shares that may be granted as Performance Share Grants to a participant in any one year is 100,000.

Administration, Participation and Shares Awarded

The Plan is administered by the Committee. No member of the Committee shall be eligible for participation in the Plan except as stated in "Awards" above. It is anticipated that approximately 210 employees will participate in this Plan. This includes Messrs. D. J. Meyer, R. E. Ross, A. L. Shaffer, H. J. Faig and R.
D. Brown, and includes 9 other executive officers as a group. It is anticipated that options for approximately 550,000 shares of common stock will be granted in 1997. It is also anticipated that restricted stock awards for approximately 220,000 shares of common stock will be awarded in 1997. A maximum of 2,000,000 shares of common stock in the aggregate may be delivered or awarded pursuant to the Plan. Shares subject to restricted stock awards, other than those awarded to officers and directors of the Company, which are forfeited or unearned and shares subject to options which expire or terminate shall be available for future awards.

Adjustments

If there is a change in the capital structure of the Company because of any stock dividend or split, recapitalization, merger, consolidation or other similar corporate change or any distribution to common shareholders other than a cash dividend, the Committee shall make such adjustment as, in its discretion, it deems equitable in the maximum number of shares issuable under the Plan, the number of outstanding stock options and the option price and the performance awards and shares of restricted stock.

Amendments and Termination

The Board of Directors may terminate or amend the Plan in whole or in part provided it does not adversely affect any rights or obligations with respect to awards which have been made under the Plan. Unless approved by shareholders, the Board of Directors may not (1) increase the total number of shares reserved for grant pursuant to the Plan (other than the provisions in "Adjustments" above), (2) change the class of employees eligible to be participants, (3) decrease the minimum option prices stated in the Plan, (4) extend the maximum period during which stock options may be exercised, or (5) reduce the restriction period for restricted stock awards.

Change of Control

In the event of a change of control of the Company (as defined in the Plan), (1) all of the time periods relating to the exercise or realization of awards of stock options, performance share grants or restricted stock, will be accelerated, and (2) performance share grants eligible to be earned will be payable in full in cash at the maximum attainment level.

Tax and Accounting Consequences

The federal income tax consequences and accounting treatment with respect to awards under the Plan differ depending on the form of award.

(a) An individual receiving an NQSO award under the Plan will not be in receipt of taxable income under the Code and regulations thereunder on the date of grant of the option. An individual will generally recognize ordinary compensation income at the time the option is exercised in the amount that the fair market value of the shares on the date of exercise exceeds the option price. The Company will be entitled to a deduction at the time and in the amount that ordinary compensation income is recognized by the individual. The disposition of shares acquired upon exercise of an NQSO will generally result in a capital gain or loss for the optionee but will have no income tax consequences for the Company.

(b) An individual receiving an ISO award under the Plan will not be in receipt of taxable income upon the grant of the option or at the time of exercise of the option. The individual will have a gain taxed at capital gain rates when he sells the shares, if he holds the shares for at least one year after the ISO is exercised and he sells the shares at least two years after the grant of the option. If the individual sells the shares before that time, the individual will recognize ordinary compensation income at the time of sale in amounts determined under the rules of the Code and the balance of any gain and any loss will be treated as a capital gain or loss. The Company will not be entitled to a deduction in connection with the exercise of an ISO or thereafter except that the Company will be entitled to a deduction equal to any ordinary compensation income so recognized by the individual.

(c) Under current accounting principles, neither the grant nor exercise of stock options result in any charge to the Company's earnings. Options outstanding, if dilutive, will be a factor in determining earnings per share under currently effective accounting rules. However, under recently adopted, but not yet effective rules, outstanding options, if dilutive, would not be a factor in determining "basic earnings per share", but would be a factor in determining "diluted earnings per share".

(d) With respect to restricted stock awards, an individual may elect under Section 83(b) of the Code to include, as compensation income, the fair market value of the shares at the time of grant (determined without regard to any restrictions that will lapse). If the election is not made, the individual will have compensation income at the end of the restriction period equal to the fair market value of the shares at that time. The Company will receive a corresponding deduction at the same time and in the same amount as the individual has income.

(e) An individual will recognize income upon the actual payment of stock or cash pursuant to Performance Share Grants and the Company will receive a corresponding deduction at the same time and in the same amount as the individual has income.

(f) Under current accounting rules, the fair market value of restricted stock as of the grant date as well as any cash payments pursuant to Performance Share Grants result in compensation expense which will be charged to the company's earnings.

THE BOARD OF DIRECTORS RECOMMENDS "FOR" the proposal to approve the Cincinnati Milacron 1997 Long-Term Incentive Plan
                    INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the fiscal year 1997.

While there is no legal requirement that the selection of auditors be submitted to a vote of the shareholders, such procedure has been recommended by the Board of Directors because it believes that the selection of auditors is of sufficient importance to justify shareholder ratification. In the event that the shareholders do not confirm the selection, the Board of Directors will reconsider its selection. Confirmation of the appointment will require the affirmative vote of the holders of shares of the Common Stock and the Preferred Stock entitled to cast a majority of the total number of votes represented by the shares of such stock, voting together as a single class.

               THE BOARD OF DIRECTORS RECOMMENDS THAT
          THE SELECTION OF ERNST & YOUNG LLP BE CONFIRMED

                    SHAREHOLDER PROPOSALS FOR THE
               1998 ANNUAL MEETING OF SHAREHOLDERS

In order for shareholder proposals for the 1998 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy material, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to November 21, 1997.

                         OTHER MATTERS

The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters.

                    By order of the Board of Directors
                    CINCINNATI MILACRON INC.

                    Wayne F. Taylor
                    Vice President, General Counsel and Secretary

Cincinnati, Ohio
March 21, 1997

Exhibit A
CINCINNATI MILACRON INC.
1997 Long-Term Incentive Plan
Section 1. GENERAL PROVISIONS

1.1 Purposes

The purposes of the 1997 Long-Term Incentive Plan (the "Plan") of Cincinnati Milacron Inc. (the "Company") are to promote the interests of the Company and its shareowners by (i) helping to attract and retain individuals of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a competent management team; (iii) motivating key employees by means of performance-related incentives; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; and (v) enabling such individuals to participate in the long-term growth and financial success of the Company.

1.2 Definitions

"Affiliate" - means any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has power to exercise management control.

"Award" - means a Stock Option grant, a Restricted Stock grant and/or a Performance Share Grant under the Plan.

"Board of Directors" - means the board of directors of the Company.

"Code" - means the Internal Revenue Code of 1986, as it may be amended from time to time.

"Committee"- means those members of the Personnel and Compensation Committee of the Board of Directors who qualify as

"Non-Employee Directors" pursuant to Rule 16b-3(b)(3) issued under the Exchange Act and who qualify as outside directors pursuant to Code Section 162(m) and any regulations issued thereunder.

"Common Stock" - means the common shares of the Company.

"Corporation"- means the Company, its divisions, Subsidiaries and Affiliates.

"Director" - means a member of the Board of Directors of the Company.

"Disability Date" - means the date on which a Participant is deemed disabled under the employee benefit plans of the Corporation applicable to the Participant.

"Earnings Per Share" - shall mean earnings from continuing operations before extraordinary items and cumulative effect of changes in methods of accounting, but including or excluding any income or expense items which, in the opinion of the Committee, are properly includable or excludable in the determination of earnings within the intent of the Plan, reduced by the preferred dividend requirement, divided by the number of common share used to calculate "basic earnings per share" as that term is defined in Statement of Financial Accounting Standards No. 128. In the event that generally accepted accounting principles for the calculation of Earnings Per Share change during the term of a Performance Period, the number of common shares used to calculate Earnings Per Share at the beginning and end of the Performance Period shall be determined by a method, to be chosen at the Committee's discretion, which shall be applied consistently throughout the Performance Period.

"Employee" - means any salaried employee of the Corporation.

"Exchange Act" - means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" - means the average of the high and low prices of the Common Stock on the date on which it is to be valued hereunder, as reported for New York Stock Exchange-Composite Transactions, or if there were no sales of Common Stock on that day, the next preceding day on which there were sales.

"Incentive Stock Options" - means Stock Options which constitute
"incentive stock options" under Section 422 (or any successor section) of the Code.

"Initial Performance Period" - shall mean the Performance Period beginning December 29, 1996

"Non-Employee Director" - means a Director who is not an Employee.

"Non-Qualified Stock Options"- means Stock Options which do not constitute Incentive Stock Options.

"Participant" - means an Employee who is selected by the Committee to receive an Award under the Plan.

"Performance Cycle" - means a fiscal year of the Company in which this Plan is in effect.

"Performance Period" - shall mean the three year period following the beginning of the fiscal year in which the Performance Share
Grant is awarded.

"Performance Share Grant" - shall mean a number of shares of Restricted Stock granted to the Participant at the beginning of a Performance Period that ranges from 33% to 100%, as determined by the Committee, of the Participant's base earnings during the year of award divided by the average of the closing prices per share of Common Stock during the month immediately preceding the Performance Period.

"Performance Share Multiple" - shall mean a percentage of 0%, 100%, 150% or 200% which, when multiplied by the Performance Share Grant, results in the final number of Performance Shares Earned by the Participant for a specific Performance Period.

"Performance Shares Earned" - shall mean the product of the Performance Share Multiple multiplied by the Performance Share
Grant.

"Restricted Period"- means the period of up to three (3) years selected by the Committee during which a grant of Restricted
Stock may be forfeited to the Company.

"Restricted Stock" - means shares of Common Stock contingently granted to a Participant under Sections 3, 4 or 5 of the Plan.

"Retirement Date" - means the actual date of retirement from the Company (i) for those Participants who have attained age 55 and have at least ten Years of Credited Service (as that term is defined in the Cincinnati Milacron Retirement Plan); or, (ii) as may be determined under a temporary early retirement program.

"Stock Options"- means an Incentive Stock Option and/or a
Non-Qualified Stock Option granted under Section 2 of the Plan.

"Subsidiary"- means any corporation in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of its stock.

"Total Growth Rate" - shall mean the percentage increase in Earnings Per Share for threshold, target and maximum levels of attainment in the third year of the Performance Period divided by the Earnings Per Share in the year immediately prior to that Performance Period, and will be the result of the annual compound growth rate over the three year Performance Period.

1.3 Administration

The Plan shall be administered by the Committee, which shall at all times consist of three or more members. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee's decisions are binding upon all parties.

1.4 Eligibility

All Employees who have demonstrated significant management potential or who have contributed in a substantial measure to the successful performance of the Corporation, as determined by the Committee, are eligible to be Participants in the Plan. Also, in instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, adjustments are permitted at the discretion of the Committee subject to Section 1.5(a) below. Awards to Employees are made at the discretion of the Committee. Non-Employee Directors shall also participate pursuant to Section 5 herein.

1.5 Shares Reserved

(a) There shall be reserved for grant pursuant to the Plan a total of 2,000,000 shares of Common Stock. In the event that (i) a Stock Option expires or is terminated unexercised as to any shares covered thereby, or (ii) Restricted Stock grants, other than those to the Company's officers and Non-Employee Directors, are forfeited or unearned for any reason under the Plan, such shares shall thereafter be again available for grant pursuant to the Plan.

(b) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities granted or reserved for grant pursuant to the Plan, the number of outstanding Stock Options and the option price thereof, and the number of payable Performance Share Grants and shares of Restricted Stock.

1.6 Change of Control

A "Change of Control" shall be deemed to have occurred if and when (a) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity, which theretofore beneficially owned securities representing less than twenty percent of the voting power of the Company in the election of directors, acquires, in a transaction or series of transactions, outstanding securities of the Company when, added to the voting power previously held, entitles such person to exercise more than twenty percent of the total voting power of the Company in the election of directors (the formation of a syndicate or group of existing shareholders not being deemed to constitute such an acquisition); (b) the Board of Directors (or, if approval of the Board of Directors is not required as a matter of law, the stockholders of the Company) shall approve (1 ) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (3) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or (c) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity other than the Company shall make a tender or exchange offer to acquire any Common Stock or securities convertible into Common Stock for cash, securities or any other consideration if, after giving effect to the acquisition of all Common Stock or securities sought pursuant to such offer, such person, corporation or other entity would become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent or more of the outstanding Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock); provided, that at least ten percent of such Common Stock or securities sought pursuant to such offer is acquired.

In the event of a Change of Control of the Company (i) all time periods relating to the exercise or realization of Awards shall be accelerated so that such Awards may be exercised or realized in full beginning immediately following the Change of Control and extending for the remaining normal exercise period, and (ii) all Performance Share Grants eligible to be earned for the outstanding Performance Cycle will be immediately payable in full in cash.

1.7 Withholding

The Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, the amount of any taxes required to be withheld with respect to such Common Stock from the Participant may, at the Committee's discretion, be paid in cash, by tender by the Employee of the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld or, except for Non-Employee Directors receiving Awards of Common Stock pursuant to Section 5 herein, use of the Company's Key Employee Withholding Tax Loan Program.

1.8 Nontransferability

No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

1.9 No Right to Employment

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation. Further, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in a Stock Option or Restricted Stock agreement.

1.10 Construction of the Plan

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Ohio.

1.11 Amendment

(a) The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval which shall
(i) increase (except as provided in Section 1.5(b) hereof) the total number of shares reserved for grant pursuant to the Plan,
(ii) change the class of Employees eligible to be Participants,
(iii) decrease the minimum option prices stated in Section 2.1 hereof (other than to change the manner of determining Fair Market Value to conform to any then applicable provision of the Code or regulations thereunder) (iv) extend the maximum period during which Non-Qualified Stock Options or Incentive Stock Options may be exercised, or (v) reduce the restriction period for Restricted Stock Awards (except as provided in Section 1.6 hereof).

(b) With the consent of the Participant adversely affected thereby, the Committee may amend or modify any outstanding Award in any manner not inconsistent with the terms of the Plan, including without limitation, to change the form of payment or the date or dates as of which (i) a Stock Option becomes exercisable, (ii) the restrictions on shares of Restricted Stock are removed, or (iii) a Performance Share Grant is payable.

1.12 Authority of Committee

Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the Employees to receive Awards, and:

(a) Stock Options. The number of shares to be covered by each Stock Option and the conditions and limitations, if any, in addition to those set forth in Section 2.2 hereof, applicable to the exercise of the Stock Option shall be determined by the Committee. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Stock Options. In the case of Incentive Stock Options, the maximum aggregate Fair Market Value (at the date of grant) of the shares, under this Plan or any other plan of the Company or a corporation which (at the date of grant) is a parent of the Company or a Subsidiary, which are exercisable by an Employee for the first time during any calendar year shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision.

(b) Restricted Stock. The number of shares of Restricted Stock to be granted to each Participant, the duration of the Restricted Period during which and the conditions under which the Restricted Stock may be forfeited to the Company, and the terms and conditions of the Award in addition to those contained in Section
3.1 shall be determined by the Committee. Such determinations shall be made by the Committee at the time of the grant.

1.13 Effective Dates

The Plan shall be effective on December 29, 1996, and shall expire on the earlier of (i) a date determined by the Board of Directors, or (ii) the full use of the shares reserved for grant pursuant to the Plan, provided however, that the Plan shall be null and void unless approved at the 1997 annual meeting of the shareholders of the Company.

1.14 Government and Other Regulations

The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange on which the Common Stock may be listed. For so long as the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that may be issued to Holders under the Plan, and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

1.15 Non-Exclusivity

Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

1.16 Forfeiture Provision

If the Employee has (i) used for profit or disclosed confidential information or trade secrets of the Company to unauthorized persons, or (ii) breached any contract with or violated any legal obligations to the Company, or (iii) failed to make himself or herself available to consult with, supply information to, or otherwise cooperate with the Company at reasonable times and upon a reasonable basis, or (iv) engaged in any other activity which would constitute grounds for his or her discharge for cause by the Company or a Subsidiary, the Employee will forfeit all undelivered portions of an Award.

Section 2: STOCK OPTIONS

2.1 Option Price

The Committee shall establish the option price at the time each Stock Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The option price shall be subject to adjustment in accordance with the provisions of Section 1.5(b) hereof.

2.2 Exercise of Options

(a) Except as stated in Section 2.2(c), each Stock Option by its terms shall require the Participant to remain in the continuous employ, or service to the Board of Directors if the individual is a Non-Employee Director and awarded Stock Options under Section 5 herein, of the Corporation for at least two years from the date of grant of the Stock Option before any part of the Stock Option shall be exercisable. Non-Qualified Stock Options and Incentive Stock Options may not be exercisable later than ten years after their date of grant.

(b) Stock Options shall become exercisable in installments with twenty-five percent (25%) becoming exercisable upon the second anniversary of the date of grant of the Stock Option and additional increments of twenty-five percent (25%) of the Stock Option shall become exercisable on each anniversary thereafter until the entire Stock Option is exercisable.

(c) In the event a Participant ceases to be an Employee or a Non-Employee Director as a result of his death, all time periods related to the exercise of any outstanding Stock Options shall be accelerated and the Stock Options shall become exercisable immediately following the Participant's death and extending for the remaining normal exercise period. In the event a Participant ceases to be an Employee or a Non-Employee Director upon the occurrence of his Retirement Date, Disability Date, or otherwise with the consent of the Committee, his Stock Options shall be exercisable as described in 2.2(b) above as if the individual had remained as an Employee or Non-Employee Director and extending for the normal exercise period. The Committee may at any time and with regard to all Participants or any individual Participant accelerate time periods related to the exercise of any outstanding Stock Options, and the Stock Option shall become exercisable immediately thereafter and extending for the remaining normal exercise period. In all other circumstances when a Participant ceases to be an Employee or a Non-Employee Director, his rights under all Stock Options shall terminate immediately.

(d) Each Stock Option shall be confirmed by a Stock Option agreement executed by the Company and by the Participant which agreement shall designate the Stock Options granted as Incentive Stock Options or Non-Qualified Stock Options. The option price of each share as to which an Option is exercised shall be paid in full five (5) days from the date of such exercise, but in no event shall the shares issued pursuant to said option exercise be delivered to the Participant until said payment has been received by the Company. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such limitations on the tender of Common Stock as the Committee may impose, pursuant to the provisions of the Company's Key Employee Stock Option Loan Program, if applicable, (or any other loan program or arrangement which may be established by the Company under this Plan, or otherwise) or by a combination of the foregoing.

2.3 Maximum Number of Shares

The maximum number of shares that may be granted to any Participant under all Stock Option Awards under this Plan during any one year shall not exceed 100,000 shares.

Section 3: RESTRICTED STOCK GRANTS

3.1 The terms and conditions regarding Restricted Stock grants are as follows:

(a) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by him, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or his legal representative, except that the Participant may defer receipt of his Restricted Stock under terms established by the Committee by extending the Restricted Period.

(b) Except as provided in subsection (a) hereof, the Participant shall have all the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote during the Restricted Period.

(c) In the event a Participant ceases to be an Employee or a Non-Employee Director during the Restricted Period as a result of his death, the restrictions imposed hereunder shall immediately lapse with respect to such shares of Restricted Stock. In the event a Participant ceases to be an Employee or a Non-Employee Director during the Restricted period and upon the occurrence of his Retirement Date, Disability Date, or with the consent of the Committee, the restrictions imposed hereunder shall continue as if the individual had remained as an Employee or Non-Employee Director. The Committee may at any time and with regard to all Participants or any individual Participant lapse any restrictions imposed hereunder with respect to shares of Restricted Stock. In all other circumstances in which a Participant ceases to be an Employee or Non-Employee Director, all shares of Restricted Stock shall thereupon be forfeited to the Company and the certificate or certificates representing such Restricted Stock shall be immediately canceled.

(d) Each grant shall be confirmed by a Restricted Stock agreement executed by the Company and by the Participant.

Section 4: PERFORMANCE SHARE GRANTS

(a) Not later than May 1 of each calendar year in which this Plan is in effect, the Committee may make a Performance Share Grant to any Participant selected by the Committee.

(b) The Committee shall, at the beginning of each Performance
Period or not later than 90 days thereafter, determine the Performance Share Grant to be made to each Participant in Restricted Stock and establish the threshold, target and maximum levels of attainment for Total Growth Rate during the Performance
Period.

(c) If Earnings Per Share during the third year of a Performance Period are equal to or exceed the threshold for a Total Growth Rate set by the Committee at the beginning of a Performance Period, a Performance Share Multiple of 100%, 150% or 200% will be applied to the Performance Share Grant. If Earnings Per Share are below the threshold level of attainment, the Performance Share Multiple will be 0%. Below is the Total Growth Rate and the threshold, target and maximum levels of attainment for the Initial Performance Period.


Earnings Per Share            Total               Level of      Performance
Compounded                    Growth              Attainment    Share
Annually                      Rate                              Multiple

Less than 12%                 Less than 40.5%                   0%

At least 12%, but less        At least 40.5%,     Threshold     100%
than 15%                      but less than 52.1%

At least 15%, but less        At least 52.1%,     Target        150%
than 18%                      but less than 64.3%

Equal to or greater           64.3% or greater    Maximum       200%
than 18%

(d) Payment for the value of Performance Shares Earned shall be made to a Participant not later than three months following the end of a Performance Period. If the threshold Total Growth Rate during the Performance Period is not attained in the third year the performance goals attached to the Performance Share Grant will not have been met and the Participant shall forfeit his Restricted Stock. Payment related to a Performance Share Multiple of 100% shall be the lapse of restrictions for the Participant's Performance Share Grant and he shall receive the certificate for unrestricted ownership of such shares. Payment related to that portion, if any, of a Performance Share Multiple of 150% or 200% shall be as follows: a) for the first 100%, payment shall be the transfer of unrestricted share certificates as a result of the lapse of restrictions on the Performance Share Grant and b) for the 50% or 100% premium, payment shall be an amount of cash equal to the value of the Performance Shares Earned in excess of the 100% multiplied by the average of the closing prices per share of the Common Stock for the last month in the Performance Period. In the event of a Change of Control (as defined in Section 1.6), payment shall be made as if the maximum targets for the three year performance period had been met and shall be paid within thirty days following the Change of Control. Such payment shall be in a cash amount equal to the Performance Share Grant multiplied by the higher of (i) the highest average of the high and low prices per share of the Common Stock on any date within the period commencing 30 days prior to the Change in Control or
(ii) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, the highest price paid per share of Common Stock pursuant thereto.

(e) The Committee may make adjustments from time to time in the Performance Share Multiple, in the Total Growth Rate or in Earnings Per Share in such reasonable manner as the Committee may determine to reflect (i) any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of stock dividends or other increases or decreases in such shares effected without receipt of consideration by the Company, (ii) material changes in the Company's accounting practices or principles, the effect of which would be to cause inconsistency in reporting earnings per share,
(iii) material acquisitions or dispositions, the effect of which would be to cause fluctuations in reported earnings per share which are not within the intent of the Plan, or (iv) extraordinary, unusual and nonrecurring items (such as restructuring charges or a disposal of a business) which are disclosed in the published, audited financial statements; provided, however, that no such adjustments shall be made to the extent that the Committee determines that the adjustment would cause payment in respect of Performance Share Grant to fail to be fully deductible by the Company on account of Section 162(m) of the Code.

(f) With respect to a Performance Share Grant, the Participant shall have the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote during the Restricted Period, until such Participant ceases to be an Employee of the Corporation.

(g) In the event a Participant ceases to be an Employee upon the occurrence of his death, Retirement Date or Disability Date prior to the end of a Performance Period, payment for the value of Performance Shares Earned shall be prorated for the amount of time the Participant remained an Employee compared to the length of the Performance Period, provided the Participant has completed at least the first full year of the Performance Period. In such event, any prorated payment for Performance Shares Earned shall be in cash and calculated and paid in accordance with Paragraphs
(c) and (d) above. In all other circumstances in which a Participant ceases to be an Employee, Performance Share Grant shall terminate and no amounts shall be payable at any time.

(h) If there is an event constituting a Change of Control (as defined in Section 1.6), the value of any outstanding Performance Share Grant shall immediately vest in the Participant to whom such Performance Share Grant has been awarded as of the date such Change of Control occurs and at the closing price per share of Common Stock on such date. Such value shall be equal to the maximum Performance Share Multiple multiplied by the Performance Share Grant.

Section 5: NON-EMPLOYEE DIRECTORS

(a) Each individual then serving as a Non-Employee Director shall receive a Non-Qualified Stock Option of 2,000 shares at or about the effective date of the Plan and at the beginning of each of the Company's fiscal years thereafter so long as the Plan is in effect. As a portion of their compensation, the Committee may also award to Non-Employee Directors shares of Restricted Stock, as it may determine, not to exceed 2,000 shares per individual every three years.

APPENDIX I

CINCINNATI MILACRON INC.         PROXY FOR PREFERRED STOCK ONLY
4701 Marburg Avenue              This proxy is solicited on
Cincinnati, Ohio 45209           behalf of the Board of Directors



Proxy for Annual Meeting of Shareholders To be Held April 22,
1997


Darryl F. Allen, Neil A. Armstrong, and Joseph A. Steger
(each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held April 22, 1997, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors and the confirmation of the appointment of auditors.

          Continued and to be signed on reverse

This proxy when properly executed will be voted as directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all the nominees for director listed in Item (1), "FOR" Item (2) and "FOR" Item (3) below.

1.-Election of Directors
   FOR all nominees         WITHHOLD         NOMINEES: Darryl F.
(except as marked to   AUTHORITY for all     Allen, James E.
  the contrary)            nominees          Perrella and Harry
                                             C. Stonecipher (3
                                             year term). Barbara
                                             Hackman Franklin and
                                             Joseph A. Pichler (2
                                             year term).
                                             (To withhold
                                             authority to
                                             vote for any
                                             individual
                                             nominee, write that
                                             nominee's name on the
                                             space
                                             provided below.)



___________________

2.-Approval of the 1997 Long-Term Incentive Plan

     FOR             AGAINST               ABSTAIN

3.-Confirm appointment of Ernst & Young
   as independent auditors

   FOR             AGAINST               ABSTAIN


                                        Dated: .................1997
                                        ............................
                                          Signature of Shareholder


                                        ............................
                                         Signature of Shareholder
                                             (if held jointly)

                                        When signing as attorney,
                                        executor, administrator,
                                        trustee, or guardian,
                                        please give your full title as
                                        such. A proxy for shares held
                                        jointly by two or more persons
                                        should be signed by all.

    PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ACCOMPANYING
    ENVELOPE.



                           CINCINNATI MILACRON INC.

Voting Direction for Annual Meeting of Shareholders to be held
April 22, 1997

        To:  Putnam Fiduciary Trust Company, Trustee

As a Participant in the Cincinnati Milacron Performance Dividend and Savings Plan, I hereby direct Putnam Fiduciary Trust Company, Trustee, to exercise the votes attributable to the shares of common stock allocated to my account in accordance with my directions on the reverse side, at the Annual Meeting of Shareholders to be held April 22, 1997, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, approval of the 1997 Long-Term Incentive Plan and the confirmation of the appointment of auditors.


      Continued, and to be signed and dated on reverse side



This voting direction card when properly executed will be voted as directed by the undersigned participant. If no direction is made, this direction card will be voted "FOR" all the nominees for director listed in Item (1) below, "FOR" Item (2) below and "FOR" Item (3) below.


                                                       VOTES


1.-Election of Directors         NOMINEES: Darryl F. Allen, James E.
                                 Parrella and Harry C. Stonecipher
                                 (3 years).  Barbara Hackman
                                 Franklin and Joseph A. Pichler (2 years).
FOR all nominees   WITHHOLD      (To withhold authority to
(except as marked  AUTHORITY for vote for any individual
the contrary)      all nominees  nominee, write that
                                 nominee's name on the space
                                 provided below.)
                                 ____________________________

2.-Approval of the 1997 Long-Term Incentive Plan.

FOR     AGAINST     ABSTAIN


3.-Confirm appointment of Ernst & Young
LLP as independent auditors.


FOR     AGAINST     ABSTAIN



                                   Dated:................., 1997


                                   ..............................
                                        Signature of Participant


                                   ..............................
                                    Please sign your name exactly as
                                    it appears hereon.



                PLEASE COMPLETE, DATE, SIGN, AND RETURN
                IN THE ENCLOSED POSTAGE-PAID ENVELOPE

CINCINNATI MILACRON INC.                                PROXY
4701 Marburg Avenue        This proxy is solicited on behalf of
Cincinnati, Ohio 45209     the Board of Directors


Proxy for Annual Meeting of Shareholders To Be Held April 22,
1997


Darryl F. Allen, Neil A. Armstrong, and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held April 22, 1997, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, approval of the 1997 Long-Term Incentive Plan and the confirmation of the appointment of auditors.





        (Continued and to be signed on reverse side)


This proxy when properly executed will be voted as directed by the undersigned participant. If no direction is made, this proxy will be voted "FOR" all the nominees for director listed in Item
(1) below, "FOR" Item (2) below and "FOR" Item (3) below.

                                                VOTES


1.-Election of Directors      NOMINEES: Darryl F. Allen,
FOR all nominees   WITHHOLD             James E. Perrella and
(except as marked  AUTHORITY for        Harry C. Stonecipher
to the contrary)   all nominees         (3 year term).  Barbara
                                        Hackman Franklin and
                                        Joseph A. Pichler (2 year
                                        term).
                                        (To withhold authority
                                        to vote for any
                                        individual nominee,
                                        write that nominee's
                                        name on the space
                                        provided below.)
                                        __________________
2.-Approval of the 1997 Long-Term Incentive Plan.

FOR   AGAINST   ABSTAIN

3.-Confirm appointment of Ernst & Young
LLP as independent auditors.

 FOR   AGAINST   ABSTAIN
                              Dated:.................., 1997

                              ..............................
                                  Signature of Shareholder

                              ..............................
                                  Signature of Shareholder
                                   (if held jointly)

                              Please sign your name exactly as
                              it appears hereon. When signing as
                              attorney, executor, administrator,
                              trustee or guardian, please give
                              your full title as such. If a
                              corporation, please sign in full
                              corporate name by authorized
                              officer. If a partnership, please
                              sign in partnership name by
                              authorized person. A proxy for
                              shares held jointly by two or more
                              persons should be signed by all.

PLEASE COMPLETE, DATE, SIGN, AND RETURN IN THE ENCLOSED
 POSTAGE-PAID ENVELOPE


CINCINNATI MILACRON INC.                                  PROXY
4701 Marburg Avenue        This proxy is solicited on behalf of
Cincinnati, Ohio 45209     the Board of Directors


Proxy for Annual Meeting of Shareholders To Be Held April 22,
1997

Darryl F. Allen, Neil A. Armstrong and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held April 22, 1997, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, approval of the 1997 Long-Term Incentive Plan and the confirmation of the appointment of auditors.

IMPORTANT VOTING INSTRUCTIONS: A shareholder who has been a continuous beneficial owner since February 1, 1993 is entitled to ten votes for each such share PROVIDED the following certification is completed. By signing, the undersigned: (A) instructs that this proxy be voted as marked and (B) certifies that beneficial ownership of Common Shares has been continuous as follows:
             Date Shares Acquired           Number of Shares
             Prior to February 2, 1993      ________________
             After February 1, 1993         ________________
               TOTAL SHARES                 ________________
                                            ________________

If no certification is made, it will be deemed that beneficial ownership of all Common Shares occurred after February 1, 1993.

          (Continued and to be signed on reverse side)

This proxy when properly executed will be voted as directed by the undersigned participant. If no direction is made, this proxy will be voted "FOR" all the nominees for director listed in Item
(1), "FOR" Item (2) and "FOR" Item (3) below.

                                                VOTES

1.-Election of Directors                NOMINEES: Darryl F. Allen,
FOR all nominees   WITHHOLD             James E. Perrella and
(except as marked  AUTHORITY for        Harry C. Stonecipher (3
to the contrary)   all nominees         year term). Barbara
                                        Hackman Franklin and
                                        Joseph A. Pichler (2
                                        year term).
                                       (To withhold authority
                                        to vote for any
                                        individual nominee,
                                        write that nominee's
                                        name on the space
                                        provided below.)
                                    __________________________
2.-Approval of the 1997 Long-Term Incentive Plan.

FOR   AGAINST   ABSTAIN

3.-Confirm appointment of Ernst & Young
LLP as independent auditors.

FOR   AGAINST   ABSTAIN

                              Dated:....................., 1997

                              .................................
                                   Signature of Shareholder

                              .................................
                                   Signature of Shareholder
                                     (if held jointly)
                              Please sign your name exactly as
                              it appears hereon. When signing as
                              attorney, executor, administrator,
                              trustee or guardian, please give
                              your full title as such. If a
                              corporation, please sign in full
                              corporate name by authorized
                              officer. If a partnership, please
                              sign in partnership name by
                              authorized person. A proxy for
                              shares held jointly by two or more
                              persons should be signed by all.

PLEASE COMPLETE, DATE, SIGN, AND RETURN IN THE ENCLOSED
POSTAGE-PAID ENVELOPE


                                APPENDIX II
                        GRAPHIC AND IMAGE MATERIAL


The following graphic and image material appear in the registrant's Proxy Statement in the sections designated:



ELECTION OF DIRECTORS
A photo of each director appears to the left of the printed information about that individual.